Contact:

Jon W. Clark

Chief Financial Officer

(212) 297-1000

-Or-

Emily Pai

Investor Relations

(212) 297-1000

Gramercy Property Trust Inc. Reports First Quarter 2013 Financial Results

Highlights

❑	For the quarter, net income to common stockholders was $393.4 million, or $6.70 per diluted common share, as compared to the net loss of $(2.1) million, or $(0.04) per diluted common share, for the same quarter of the previous year. Net loss to common stockholders from continuing operations on a fully diluted per common share basis was $(0.10) for the first quarter for 2013 as compared to $(0.12) for the same quarter of the prior year. For the quarter, generated funds from operations, or FFO, of $396.1 million, an increase of $409.9 million from FFO of $(13.8) million generated in the same quarter of the previous year. On a fully diluted per common share basis, FFO was $6.75 for the first quarter of 2013 as compared to FFO of $(0.27) in the same quarter of the previous year. The increase in FFO and net income (loss) to common stockholders for the quarter was primarily attributable to the gain of $389.1 million or $6.63 per diluted common share, recognized in connection with the Company’s exit from the commercial real estate finance business.

❑	On March 15, 2013, completed the sale of the collateral management and sub-special servicing agreements for its three Collateralized Debt Obligations, or CDOs, to CWCapital Investments LLC, or CWCapital, for approximately $6.3 million in cash, after expenses.

❑	In the first quarter of 2013, acquired two industrial buildings and one truck terminal containing approximately 985,000 square feet for a total purchase price of approximately $47.0 million.

❑	Ended the first quarter of 2013 with cash and cash equivalents of $100.5 million as compared to $105.4 million reported at the end of the prior quarter.

❑	On May 6, 2013, the Company closed on acquisition of a 178 dock door truck terminal located in Atlanta, Georgia, in an all-cash transaction for a purchase price of approximately $7.9 million.

Gordon F. DuGan, Chief Executive Officer, commented, “We are pleased with the progress we are making in creating a best-in-class net lease company. The first quarter results were very much in-line with our expectations at the beginning of the year and we continue to find and close high-quality net lease investments.”

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Summary

NEW YORK, N.Y. – May 7, 2013 – Gramercy Property Trust Inc. (NYSE: GPT) today reported net loss available to common stockholders from continuing operations of $(5.6) million, or $(0.10) per common share and FFO of $396.1 million, or $6.75 per common share, for the quarter ended March 31, 2013. FFO includes a gain of $389.1 million, or $6.63 per common share, for the quarter ended March 31, 2013, related to the Company’s exit of the commercial real estate finance business.

As of March 31, 2013, the Company maintained $100.5 million of unrestricted cash as compared to approximately $105.4 million reported as of December 31, 2012.

Management, general and administrative expenses from continuing operations were $4.4 million for the quarter ended March 31, 2013, of which approximately $3.7 million was related to corporate and the owned portfolio and $0.7 million was related to Gramercy Asset Management. The decrease in management, general and administrative expenses from the $5.1 million recorded in the same quarter of the prior year is primarily attributable to reduced salary and benefit expenses and a reduction in professional fees.

Accounting rules require, among other things, that direct costs of a business combination, such as transaction fees, due diligence costs and consulting fees, be expensed in the period in which they are incurred, and not capitalized as part of a property acquisition.  Accordingly, the Company has expensed a total of $0.6 million, or $0.01 per common share, related to costs incurred in connection with acquisitions completed in the first quarter 2013.

On March 15, 2013, the Company closed on the sale of its collateral management and sub-special servicing agreements for its three CDOS, CDO 2005-1, CDO 2006-1 and CDO 2007-1, to CWCapital for a gross sales price of $9.9 million and net proceeds of approximately $6.3 million in cash after expenses, effectively exiting the commercial real estate finance business. In February 2013, the Company also sold a portfolio of repurchased notes previously issued by the Company’s 2006 and 2005 CDOs, generating cash proceeds of approximately $34.4 million. The Company retained the subordinate bonds, preferred shares and ordinary shares of the three CDOs, which may provide the potential to recoup additional proceeds over the remaining life of the CDOs based upon the resolution of underlying assets within the CDOs, however, there is no guarantee that the Company will realize any proceeds from the retained bonds, or what the timing of these proceeds might be. The carrying value of the retained CDO bonds was approximately $8.6 million as of March 31, 2013. In addition, the Company expects to receive additional cash proceeds for past CDO servicing advances of approximately $14.5 million, including accrued interest at the prime rate of 3.25%, when specific assets within the CDOs are liquidated. The receivable for past servicing advances is included on the Company’s Condensed Consolidated Balance Sheets as of March 31, 2013.

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Acquisition and Disposition Activity

In the first quarter of 2013, the Company acquired two industrial buildings and one truck terminal, which collectively contained approximately 985,000 square feet for a total purchase price of approximately $47.0 million summarized as follows:

Olive Branch Industrial Acquisition

On March 11, 2013, the Company closed on the acquisition of a 605,000 square foot class A industrial building located in Olive Branch, Mississippi (Memphis Metropolitan Statistical Area, or MSA), in an all-cash transaction for a purchase price of approximately $24.7 million. The property is 100% leased to a single tenant through December 31, 2022 and includes an adjacent 13.8 acre land parcel which the tenant has the right to expand the building within the first five years of the lease for an additional lease rate. The lease may be terminated after December 2017 with 18 months prior notice and payment of a termination fee of six months gross rent plus unamortized tenant improvement costs.

Garland Industrial Acquisition

On March 19, 2013 the Company closed on the acquisition of a 342,000 square foot manufacturing and distribution facility located in Garland, Texas (Dallas MSA), in an all-cash transaction for a purchase price of approximately $10.7 million. The property is 100% leased to a single tenant through September 30, 2032.

East Brunswick Truck Terminal

On March 28, 2013, the Company closed on the acquisition of a 101 dock door truck terminal situated on a 16.25 acre site located two miles from I-95 in East Brunswick, New Jersey (New York MSA), in an all-cash transaction for a purchase price of approximately $11.7 million. The property is 100% leased to a single tenant through January 31, 2019.

Subsequent to quarter end, the Company acquired the following property:

Atlanta Truck Terminal

On May 6, 2013 the Company closed on the acquisition of a 178-door, 130,000 square foot freight truck terminal situated on a 38.4 acre site located Atlanta, Georgia (Atlanta MSA), in an all-cash transaction for a purchase price of approximately $7.9 million. The property is 100% leased to a single tenant through May 31, 2020.

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Bank Of America Portfolio Joint Venture

For the first quarter of 2013, the Company’s interest in the Bank of America Joint Venture resulted in a $(1.2) million net loss as summarized below (amounts in thousands):

Three months ended
March 31, 2013
Income for core properties	$621
Income from held-for sale properties	209
Loss from defeasance pools	(2,048)
Equity in net income (loss) from joint venture (1)	$(1,218)

(1)	The Company’s Statement of Operations also includes a net contribution of $30 from its Philips Building joint venture for a total equity in net income (loss) from joint ventures of $(1,188).

In connection with the acquisition, the Joint Venture acquired a pool of treasury securities that defeased the mortgage loan that had previously encumbered the acquired properties. Although cash flows of the defeasance pool covers the necessary debt service requirements of the defeased mortgage, on a GAAP basis, the income generated from the treasury securities is less than the interest expense on the defeased mortgage, generating a net loss for GAAP purposes.  The defeased mortgage will mature pursuant to its terms on in December 2013 and is prepayable in August 2013. Once extinguished, the contribution of GAAP income from the Joint Venture is expected to increase substantially.

The Company also sold a total of five properties from the Bank of America Portfolio Joint Venture during the first quarter of 2013, for net proceeds to the Joint Venture of approximately $9.8 million. Subsequent to quarter end, an additional six properties were sold for additional net proceeds of $10.8 million.

Gramercy Asset Management

The Company’s asset and property management business, which operates under the name of Gramercy Asset Management, currently manages for third-parties, approximately $1.9 billion of commercial properties leased primarily to regulated financial institutions and affiliated users throughout the United States.

In the first quarter 2013, Gramercy Asset Management earned fee revenues of $8.3 million in property management, asset management and administrative fees. The Gramercy Asset Management business generates most of its fee revenues from an asset management agreement with KBS Real Estate Investment Trust, Inc.  Additionally, Gramercy Asset Management expects to earn approximately $1.0 million of base asset management fee revenues from the Company’s Bank of America Portfolio Joint Venture, annually. In addition to receiving the asset management fee and the pro rata share of the net income of the Bank of America Portfolio, Gramercy Asset Management can earn a performance based fee for the portfolio management.

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A summary of the Company’s financial position and operations by business segment and on a consolidated basis as of and for the three months ended March 31, 2013 is as follows (amounts in thousands):

	Realty / Corporate	Asset Management	Consolidated
Total real estate investments, net	$67,265	$-	$67,265
Investment in joint ventures	71,451	-	71,451
Cash and cash equivalents	99,326	1,217	100,543
Retained CDO bonds	8,586	-	8,586
Other assets	24,136	6,580	30,716
Total assets	$270,764	$7,797	$278,561

Dividends payable	$32,228	$-	$32,228
Other liabilities	8,246	895	9,141
Total liabilities	40,474	895	41,369

Total equity	230,290	6,902	237,192
Total liabilities and equity	$270,764	$7,797	$278,561

For the three months ended March 31, 2013:
Revenues:
Net interest income	$152	$-	$152
Net rental revenues	765	-	765
Management fees	-	8,315	8,315
Other revenue (1)	(1,161)	-	(1,161)
Total revenues	(244)	8,315	8,071

Expenses:
Property operating expenses	132	5,990	6,122
Management, general and administrative	3,729	693	4,422
Business acquisition costs	551	-	551
Depreciation	337	-	337
Total expenses	4,749	6,683	11,432

Income from continuing operations before provision for taxes	$(4,993)	$1,632	$(3,361)

(1) Includes equity in net loss from joint ventures of $1,188

Dividends

Beginning with the third quarter of 2008, the Company’s Board of Directors elected not to pay a dividend on the Company’s common stock. The Company’s Board of Directors also elected not to pay the Series A preferred stock dividend of $0.50781 per share beginning with the fourth quarter of 2008. In the early stages of the implementation of the Company’s new business strategy, the Company will seek to maximize capital available for investment and, therefore, expects to continue its policy of not paying dividends on its preferred or common stock. The Company expects, however, that as the new business strategy is implemented and sustainable cash flows grow, the Company will re-evaluate its dividend policy with the intention of resuming dividends to stockholders.

Company Profile

Gramercy Property Trust Inc. is a self-managed, integrated commercial real estate investment and asset management company. The Company owns, directly or in joint ventures, 108 buildings totaling approximately 4.1 million square feet of office and 1.5 million square feet of industrial, net leased on a long-term basis to tenants, including Bank of America, Nestlé Waters, Philips Electronics and others. The Company’s property management business, operating under the name Gramercy Asset Management, currently manages for third-parties, approximately $1.9 billion of commercial properties leased primarily to regulated financial institutions and affiliated users throughout the United States. The Company is headquartered in New York City and has regional offices in Jenkintown, Pennsylvania, and St. Louis, Missouri.

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To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 212-297-1000.

Conference Call

The Company's executive management team will host a conference call and audio webcast on Tuesday, May 7, 2013, at 2:00 PM EDT to discuss first quarter 2013 financial results. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com, under the Investor Center section in the “Events and Presentations” tab.

The live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com and on Thomson’s StreetEvents Network. The presentation may also be accessed by dialing (888) 771-4371 - Domestic or (847) 585-4405 - International, using pass code “GRAMERCY”.

A replay of the call will be available from May 7, 2013 at 5:00 PM EDT through May 10, 2013 at 11:59 PM EDT by dialing (888) 843-7419 - Domestic or (630) 652-3042 - International, using pass code 3481 4560#.

(GKK-EN)

Disclaimer

Non GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.

Forward-looking Information

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including those listed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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Selected Financial Data:

Gramercy Property Trust Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Dollar amounts in thousands, except per share data)

	Three Months Ended March 31,

	2013	2012

Revenues:
Management fees	$8,315	$8,313
Rental revenue	656	-
Investment income	152	-
Operating expense reimbursements	109	-
Other income	27	42
Total revenues	9,259	8,355

Expenses:
Property operating expenses:
Property management expenses	5,990	6,168
Other property operating expenses	132	-
Total property operating expenses	6,122	6,168

Depreciation and amortization	337	41
Management, general and administrative	4,422	5,127
Acquisition costs	551	-
Total expenses	11,432	11,336

Loss from continuing operations before equity in income (loss) from joint venture and provision for taxes	(2,173)	(2,981)

Equity in net income (loss) from joint venture	(1,188)	28

Loss from continuing operations before provision for taxes	(3,361)	(2,953)

Provision for taxes	(405)	(1,312)

Net loss from continuing operations	(3,766)	(4,265)

Net income (loss) from discontinued operations	11,001	(8,037)
Gain on sale of joint venture interest to a related party	1,317	-
Net gains from disposals	389,140	11,943
Provisions for taxes	(2,515)	-

Net income from discontinued operations	398,943	3,906

Net income (loss) attributable to Gramercy Property Trust Inc.	395,177	(359)

Accrued preferred stock dividends	(1,790)	(1,790)

Net income (loss) available to common stockholders	$393,387	$(2,149)

Other comprehensive income:
Unrealized gain on available for sale securities and derivative instruments:
Unrealized holding gains arising during period	$-	$119,233
Reclassification of unrealized holding gains on securities and derivative instruments into discontinued operations	95,265	-

Other comprehensive income	95,265	-

Comprehensive income attributable to Gramercy Property Trust Inc.	490,442	(359)

Comprehensive income attributable to common stockholders	$488,652	$(2,149)

Basic earnings per share:
Net loss from continuing operations, net of preferred stock dividends	$(0.10)	$(0.12)
Net income from discontinued operations	6.80	0.08
Net income (loss) available to common stockholders	$6.70	$(0.04)

Diluted earnings per share:
Net loss from continuing operations, net of preferred stock dividends	$(0.10)	$(0.12)
Net income from discontinued operations	6.80	0.08
Net income (loss) available to common stockholders	$6.70	$(0.04)

Basic weighted average common shares outstanding	58,678,078	51,261,325

Diluted weighted average common shares and common share equivalents outstanding	58,678,078	51,261,325

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Gramercy Property Trust Inc.

Condensed Consolidated Balance Sheets

(Dollar amounts in thousands, except per share data)

	March 31,	December 31,
	2013	2012
Assets:
Real estate investments, at cost:
Land	$6,923	$1,800
Building and improvements	60,591	21,359
Less: accumulated depreciation	(249)	(50)
Total real estate investments, net	67,265	23,109

Cash and cash equivalents	100,543	105,402
Investment in joint ventures	71,451	72,742
Assets held-for-sale, net (includes consolidated VIEs of $0 and $1,913,353, respectively)	-	1,952,264
Tenant and other receivables, net	5,548	4,123
Servicing advances receivable	14,549	-
Retained CDO bonds	8,586	-
Acquired lease assets, net of accumulated amortization of $170 and $42	4,258	4,386
Deferred costs, net of accumulated amortization of $0 and $2,033	-	415
Other assets	6,361	6,395
Total assets	$278,561	$2,168,836

Liabilities and Equity (Deficit):
Liabilities:
Accounts payable and accrued expenses	$7,299	$8,908
Dividends payable	32,228	30,438
Deferred revenue	371	33
Below-market lease liabilities, net of accumulated amortization of $17 and $4	446	458
Liabilities related to assets held-for-sale (includes consolidated VIEs of $0 and $2,374,516, respectively)	-	2,380,162
Other liabilities	1,025	665
Total liabilities	41,369	2,420,664

Commitments and contingencies	-	-

Equity (Deficit):
Common Class A-1, stock, par value $0.001, 100,000,000 shares authorized, 55,373,370 and 56,731,002 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively.	55	57
Common Class B-1, stock, par value $0.001, 2,000,000 shares authorized, issued and outstanding at March 31, 2013 and December 31, 2012.	2	2
Common Class B-2, stock, par value $0.001, 2,000,000 shares authorized, issued and outstanding at March 31, 2013 and December 31, 2012.	2	2
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $88,146, 4,600,000 shares authorized, 3,525,822 shares issued and outstanding at March 31, 2013 and December 31, 2012.	85,235	85,235
Additional paid-in-capital	1,102,639	1,102,227
Accumulated other comprehensive loss	-	(95,265)
Accumulated deficit	(951,602)	(1,344,989)
Total Gramercy Property Trust Inc. stockholders' equity (deficit)	236,331	(252,731)
Non-controlling interest	861	903
Total equity (deficit)	237,192	(251,828)
Total liabilities and equity (deficit)	$278,561	$2,168,836

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Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure

(Unaudited, dollar amounts in thousands, except per share data)

	Three months ended March 31,
	2013	2012
Net income (loss) available to common stockholders	$393,387	$(2,149)
Add:
Depreciation and amortization	802	1,572
FFO adjustments for joint ventures	2,381	67
Non-cash impairment of real estate investments	-	-
Less:
Non real estate depreciation and amortization	(505)	(1,306)
Gain on sale of real estate	-	(11,943)
Funds from operations	$396,065	$(13,759)

Funds from operations per share - basic	$6.75	$(0.27)

Funds from operations per share – diluted	$6.75	$(0.27)

The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

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